UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 21, 2018

FORMFACTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50307	13-3711155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Chief Financial Officer

On February 15, 2018, Shai Shahar, was appointed to serve as the Chief Financial Officer of FormFactor, Inc. (the “Company”), with a start date of March 5, 2018. As previously announced, the Company’s current Chief Financial Officer, Michael Ludwig, will retire from his position on March 2, 2018.

Mr. Shahar, age 46, is currently serving as the Vice President Finance & Operations of Nova Measuring Instruments (Nasdaq: NVMI), a leading provider of metrology solutions used in semiconductor manufacturing. From 2014 to 2016, Mr. Shahar served as Vice President Finance and Corporate Controller of PMC-Sierra, Inc. (Nasdaq: PMCS), a global fabless semiconductor company, and served as its Vice President Finance, FP&A, from 2010 to 2014, following its acquisition of Wintegra, Inc. Mr. Shahar was Chief Financial Officer of Wintegra, Inc., a fabless semiconductor company, from 2006 to 2010. From 1997 to 2006, Mr. Shahar worked in progressive roles through senior manager at Ernst & Young, where he was responsible for private and public company accounts, including Nasdaq-listed technology companies. Mr. Shahar is a certified public accountant in Israel, and received his bachelor's degree in Accounting and Economics in 1998 from the Recanati School of Business, Tel Aviv University, Israel.

Pursuant to the terms of a letter agreement entered into by and between the Company and Mr. Shahar on February 15, 2018, Mr. Shahar will be paid an annual base salary of $275,000 and a one-time sign on bonus of $30,000 and is eligible to receive a cash bonus under the Company’s employee incentive plan at a target rate of 67% of base salary. Mr. Shahar will also receive a grant of 46,500 restricted stock units pursuant to the Company’s Equity Incentive Plan, which will vest in three equal annual installments beginning on the grant date, and a grant of performance restricted stock units, with an aggregate value of $500,000 at the time of grant and vesting based on the Company’s total shareholder return performance compared to a group of peers over a three-year period. A copy of this letter agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the first fiscal quarter of 2018.

In connection with his appointment, Mr. Shahar will also enter into an indemnity agreement and a change of control severance agreement, the terms of which will be identical in all material respects to the forms of these agreements that the Company has previously entered into with its executive officers. The forms of indemnity agreement and change of control severance agreement, and the Company's employee incentive plan (filed as the Key Employee Bonus Plan) and Equity Incentive Plan, are each filed as exhibits to the Company's previous filings with the Securities and Exchange Commission and described in the Company's Proxy Statement for its 2017 Annual Meeting of Stockholders (including Annex A thereto).

There are no family relationships between Mr. Shahar and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Shahar or any member of his immediate family had, or will have, a direct or indirect material interest.

On February 21, 2018, the Company issued a press release regarding Mr. Shahar’s appointment, which is filed herewith as Exhibit 99.01 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Press release dated February 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	February 21, 2018	By:	/s/ Jason Cohen
Name: Jason Cohen
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.01	Press release dated February 21, 2018.

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